UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2007

GTA-IB, LLC
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-120538	05-0546226
(Commission File Number)	(IRS Employer Identification No.)

36750 US 19N., Palm Harbor, Florida	34684
(Address of Principal Executive Offices)	(Zip Code)

(727) 942-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 16, 2007, GTA-IB, LLC (the “Company”), Golf Trust of America, Inc. (the Company’s parent), Golf Trust of America, L.P. (the Company’s operating partnership) and GTA-IB Golf Resort, LLC, GTA-IB Condominium, LLC and GTA-IB Management, LLC (the Company’s affiliates) (collectively, the “Seller”) completed the sale of the business (the “Business”) of the Innisbrook Resort and Golf Club (the “Resort”) and all of GTA-IB Golf Resort, LLC’s equity interest in Golf Host Securities, Inc.  As previously announced in the Current Report on Form 8-K filed by the Company on June 26, 2007, the sale was made to Salamander Innisbrook Securities, LLC, Salamander Innisbrook Condominium, LLC and Salamander Innisbrook, LLC (collectively, the “Buyer”) pursuant to the Asset Purchase Agreement dated June 25, 2007 (the “APA”).

As part of the sale of the Business, the Buyer has assumed operation and control of the Resort’s rental pool (the “Rental Pool”), which, as described in the Company’s 2006 Annual Report on Form 10-K filed on April 2, 2007, is a securitized pool of condominiums owned by participating persons (the “Participating Owners”) and rented as hotel rooms to guests of the Resort.  The Rental Pool obligated the Company to make quarterly distributions of a percentage of room revenues to Participating Owners under the Amended and Restated Innisbrook Rental Pool Master Lease Agreement, dated January 1, 2004 (the “Master Lease”).  The Master Lease also entitled Participating Owners to 50% reimbursement of the refurbishment costs of their units (the “Refurbishment Program”).  Obligations in connection with the Refurbishment Program, along with all other obligations under the Master Lease, passed to the Buyer upon the closing of the APA.

The purchase price received by the Seller from the Buyer was approximately $35,000,000 in cash, plus (a) $4,000,000 to be used to settle certain obligations, and (b) the assumption of certain liabilities.  The purchase price is subject to certain post-closing working capital adjustments, as set forth in the APA.

A copy of the press release of Golf Trust of America, Inc., dated July 16, 2007, announcing the completion of the sale, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(b)       Pro Forma Financial Information

Pro forma financial information is subject to a number of estimates, assumptions and other uncertainties.  Unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and all of the financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

After giving effect to the sale of the Resort, as described in Item 2.01 of this Current Report on Form 8-K, as if it had occurred on March 31, 2007, the only remaining assets of the Company are (a) cash of approximately $1,970,000, (b) the Company’s interest in Parcel F, as defined in the APA, that has a carrying value of $1,490,000, and (c) other holdbacks and escrowed funds in the amount of approximately $2,251,000.  Further, after giving effect to the sale as if it occurred on January 1, 2006, the Company has no pro forma operations for the three month period ended March 31, 2007 nor for the year ended December 31, 2006.   Accordingly, no further pro forma financial information is provided herein.

(d)  Exhibits

99.1  Press Release of Golf Trust of America, Inc., dated July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTA-IB, LLC (Registrant)

Date: July 20, 2007	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II President and Chief Executive Officer